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                                                                   Exhibit 10.12

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                                CREDIT AGREEMENT

                                 by and between

                                LaBRANCHE & CO.

                                      AND

                              THE BANK OF NEW YORK

                           Dated as of June 26, 1998

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                                TABLE OF CONTENTS

ARTICLE 1. ACCOUNTING TERMS, DETERMINATION OF MARKED TO MARKET VALUE,
           DEFINITIONS ......................................................  1
    Section 1.1.  Accounting Terms ..........................................  1
    Section 1.2.  Determination of Marked to Market Value ...................  1
    Section 1.3.  Definitions ...............................................  1
    Section 1.4.  Interpretation ............................................  6

ARTICLE 2. LOANS ............................................................  6
    Section 2.1.  Amounts ...................................................  6
    Section 2.2.  Notice of Borrowing; Note .................................  6
    Section 2.3.  Termination or Reduction of Commitment ....................  7
    Section 2.4.  Increase of Commitment ....................................  7
    Section 2.5.  Use of Proceeds ...........................................  8
    Section 2.6.  Commitment Fee ............................................  8
    Section 2.7.  Interest ..................................................  8
    Section 2.8.  Repayments; Rollovers .....................................  8
    Section 2.9.  Payments ..................................................  9
    Section 2.10. Capital Adequacy .......................................... 10

ARTICLE 3. REPRESENTATIONS AND WARRANTIES ................................... 10
    Section 3. 1. Representations and Warranties ............................ 10

ARTICLE 4. CONDITIONS OF LENDING ............................................ 13
    Section 4.1.  Conditions to Effectiveness and the Initial Loan .......... 13
    Section 4.2.  Conditions to Each Loan ................................... 14

ARTICLE 5. COVENANTS ........................................................ 15
    Section 5.1.  Affirmative Covenants ..................................... 15
    Section 5.2.  Negative Covenants ........................................ 19

ARTICLE 6. EVENTS OF DEFAULT ................................................ 20
    Section 6.1.  Events of Default ......................................... 20

ARTICLE 7. OTHER PROVISIONS ................................................. 22
    Section 7.1.  Release of Collateral ..................................... 22
    Section 7.2.  Expenses and Indemnification .............................. 23
    Section 7.3.  Covenants to Survive ...................................... 23
    Section 7.4.  Binding Agreement ......................................... 23
    Section 7.5.  Amendments and Waivers .................................... 24
    Section 7.6.  No Waiver ................................................. 24
    Section 7.7.  Notices ................................................... 24
    Section 7.8.  Section Headings .......................................... 25
    Section 7.9.  Severability .............................................. 25
    Section 7.10. Entire Agreement .......................................... 25
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    Section 7.11. Consent to Jurisdiction; Service of Process; Waiver
                  of Trial by Jury .......................................... 25
    Section 7.12. Governing Law ............................................. 26

EXHIBITS

Exhibit A    -    Promissory Note
Exhibit B    -    Security Agreement
Exhibit C    -    Opinion of Counsel
Exhibit D    -    Compliance Certificate
Exhibit E    -    LaB Certificate

Schedule 3.1(f)


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                                CREDIT AGREEMENT

      Credit Agreement, dated as of June 26, 1998 by and between LaBRANCHE & CO., a New York limited partnership (the "Borrower") and THE BANK OF NEW YORK (the "Bank").

ARTICLE 1. ACCOUNTING TERMS, DETERMINATION OF MARKED TO MARKET VALUE,
           DEFINITIONS

      Section 1.1. Accounting Terms.

            Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets or liabilities and of income and expenses shall be made or determined, in accordance with generally accepted accounting principles consistently applied.

      Section 1.2. Determination of Marked to Market Value.

            The "marked to market value" of all or any portion of the Collateral (as defined in Section 1.3 hereof) shall be based upon such price thereof as is provided by Interactive Data Service (or such other nationally accepted pricing service as the Bank may select); provided, however, that if trading is suspended in any Specialist Security (as defined in Section 1.3 hereof) which comprises all or part of the Collateral:

            (a) on the first day of such suspension in trading, the marked to market value of such Specialist Security shall be the last price thereof provided by Interactive Data Service (or such other nationally accepted pricing service as the Bank may select) immediately prior to such suspension in trading;

            (b) on the second day of such suspension in trading, the marked to market value of such Specialist Security shall be (i) an amount equal to 50% of the last price thereof provided by Interactive Data Service (or such other nationally accepted pricing service as the Bank may select) immediately prior to such suspension in trading, or (ii) if the Bank shall have received information which indicates that trading in such Specialist Security will continue to be suspended for more than two (2) days, such lesser value as the Bank may determine; and

            (c) on the third and each subsequent day of such suspension in trading, the marked to market value of such Specialist Security shall, unless the Bank and the Borrower otherwise agree, be zero.

      Section 1.3. Definitions.

            As used herein, in the Note (as defined in this Section 103) and, except as otherwise defined, in any certificate, document or report delivered pursuant hereto or thereto, the following terms shall have the following meanings:
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            "Affiliate" shall mean any partner in the Borrower, any LaB Member or any Person directly or indirectly controlling, controlled by or under common control with the Borrower, any partner in the Borrower and/or any LaB Member.

            "Agreement" shall mean this Credit Agreement as the same may from time to time be amended, supplemented or otherwise modified.

            "Bank" shall mean The Bank of New York.

            "Borrower" shall mean LaBranche & Co., a New York limited partnership.

            "Borrowing Base" shall mean, at any time, an amount equal to the sum of the Specialist Borrowing Base at such time plus the Non-Specialist Borrowing Base at such time.

            "Borrowing Date" shall mean the date on which the Bank makes any Loan.

            "Broker Rate" shall mean the rate established from time to time by the Bank in its sole discretion as its broker loan rate.

            "Business Day" shall mean any day other than a day on which commercial banks in New York, New York are required or permitted by law to close.

            "CFTC" shall mean the Commodity Futures Trading Commission, or any regulatory body which succeeds to the functions thereof.

            "Close of Business" shall mean 5PM on any Business Day.

            "Collateral" shall mean all Specialist Securities and/or Non-Specialist Securities in which the Bank has a security interest and upon which the Bank has a lien pursuant to the Security Agreement as collateral security for the payment and performance of all obligations and liabilities of the Borrower hereunder and under the other Loan Documents.

            "Collateral Value" shall mean, at any time, the aggregate marked to market value at such time of all Collateral at such time.

            "Combination" shall mean the combination of the assets and business operations of Fowler, Rosenau & Geary, LLC, a New York limited liability company ("FRG") with those of the Borrower, which combination is scheduled to occur as of July 1, 1998 and, in connection therewith, the admission of certain members of FRG as limited partners of the Borrower and the admission of certain other members of FRG as members of LaB.

            "Commitment" shall mean $75,000,000, as the same may be (a) reduced from time to time pursuant to Section 2.3(a)(ii) hereof and/or (b) increased pursuant to Section 2.4 hereof.

            "Concentration Base" shall mean, at any time, an amount equal to 25% of the Collateral Value at such time, provided that in the case of Collateral consisting of any stock being a component of the Standard & Poor's 500 Index, such percentage shall be 30%.


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            "Default" shall mean an event or condition which would constitute an
Event of Default with the giving of notice or the lapse of time, or both.

            "Dollar" and the sign "$" shall mean lawful money of the United States of America.

            "DSRO" shall mean the self-regulatory organization designated as the designated self-regulatory organization of the Borrower pursuant to a plan filed with the CFTC pursuant to Regulation 1.52 under the Commodity Exchange Act, as amended.

            "DTC" shall mean Depository Trust Company.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

            "Event of Default" and "Events of Default" shall have the meanings assigned thereto in Section 6.1 hereof.

            "Financial Statements" shall mean, collectively, (a) the audited statement of financial condition of the Borrower as of December 31, 1997, (b) the audited statement of income of the Borrower for the fiscal year of the Borrower ended December 31, 1997, (c) the audited statement of changes in partners' capital for the fiscal year of the Borrower ended December 31, 1997 and (d) the audited statement of cash flows of the Borrower for the fiscal year of the Borrower ended December 31, 1997, in each case together with the notes thereto.

            "FOCUS Report" shall mean a Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the SEC or the NYSE, or, if the Borrower is registered as a futures commission merchant with the CFTC, the DSRO or the NFA, any report which is required in lieu of such report.

            "Governmental Authority" means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

            "Indebtedness" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (b) all obligations of such Person for the payment of rent or hire of property of any kind whatsoever under leases or lease arrangements which under generally accepted accounting principles are required to be capitalized, (c) all obligations of such Person under conditional sales or other title retention agreements, and (d) all indebtedness for borrowed money secured by any lien upon property owned by such Person (whether or not the holder of such indebtedness has any recourse against such Person).

            "LaB" shall mean LaB Investing Co. L.L.C., a New York limited liability company and the sole general partner in the Borrower.

            "LaB Agreement" shall mean the Amended and Restated Operating Agreement of LaB, dated as of January 1, 1998.


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            "LaB Member" shall mean any of the LaB Members.

            "LaB Members" shall mean the members in LaB as set forth on Schedule II attached hereto.

            "Loan" and "Loans" shall have the meanings assigned thereto in
Section 2.1 hereof.

            "Loan Document" shall mean any one of the Loan Documents.

            "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Agreement and all other agreements, documents, instruments and/or certificates executed and/or delivered pursuant hereto or thereto or in connection herewith or therewith.

            "Managing Directors" shall mean George M.L. LaBranche, IV, Alfred 0. Hayward, Jr., Michael J. Naughton and Vincent J. Flaherty.

            "Maturity Date" shall mean with respect to a Loan the Business Day immediately succeeding the Borrowing Date of such Loan, as such Maturity Date may be extended as provided in Section 2.8(a).

            "NFA" shall mean the National Futures Association or any other registered futures association which succeeds to the functions of the National Futures Association.

            "Non-Specialist Borrowing Base" shall mean, at any time, an amount equal to 50% of the aggregate marked to market value at such time of all Non-Specialist Securities which comprise all or part of the Collateral at such time.

            "Non-Specialist Loans" shall mean Loans, the proceeds of which are or are to be used for the purpose described in Section 2.5(b) hereof.

            "Non-Specialist Securities" shall mean all securities, investment property and other financial assets (a) for which the Borrower is not acting as a specialist on the NYSE pursuant to the rules and regulations of the NYSE and
(b) which (i) are acceptable to the Bank, (ii) are listed on the NYSE and (iii) were in the account of the Borrower with DTC immediately prior to the grant by the Borrower to the Bank of a security interest therein and a lien thereupon pursuant to the Security Agreement.

            "Note" shall mean a promissory note substantially in the form of Exhibit A attached hereto as the same may from time to time be replaced, amended, supplemented or otherwise modified.

            "Note Purchase Agreements" shall mean the several Note Purchase Agreements, each dated September 15, 1997, among the Borrower and the purchasers party thereto, as the same may be amended, modified or supplemented from time to time.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "Obligations" shall have the meaning assigned thereto in the Security Agreement.


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            "Option" shall have the meaning assigned thereto in Section 2.4 hereof.

            "Partnership Agreement" shall mean the Amended and Restated Articles of Partnership of the Borrower dated as of January 1, 1998.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and each successor thereto.

            "Person" shall mean any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity.

            "Plan" shall mean any employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary of the Borrower covered by Title I of ERISA.

            "SEC" shall mean the Securities and Exchange Commission and each successor thereto.

            "Security Agreement" shall mean the Security Agreement substantially in the form of Exhibit B attached hereto as the same may from time to time be amended, supplemented or otherwise modified.

            "Special Counsel" shall mean Emmet, Marvin & Martin, LLP.

            "Specialist Borrowing Base" shall mean, at any time, an amount equal to 70% of the aggregate marked to market value at such time of all Specialist Securities which comprise all or part of the Collateral at such time.

            "Specialist Loans" shall mean Loans, the proceeds of which are or are to be used for the purpose described in Section 2.5(a) hereof.

            "Specialist Securities" shall mean all securities, investment property and other financial assets (a) for which the Borrower is acting as a specialist on the NYSE pursuant to the rules and regulations of the NYSE and (b) which (i) are listed on the NYSE and (ii) were in the account of the Borrower with DTC immediately prior to the grant by the Borrower to the Bank of a security interest therein and a lien thereupon pursuant to the Security Agreement.

            "Specialist Security" shall mean any one of the Specialist
Securities.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, joint venture, firm or other Person or entity of which more than 50% of the outstanding shares of stock of each class having ordinary voting power or other equity interests is at the time owned by such Person and/or by one or more Subsidiaries of such Person; provided, however, that (a) a partnership (general or limited) shall also be a "Subsidiary" if such Person and/or one or more of such Person's Subsidiaries own more than 50% of the equity interests owned by all managing partners or managing general partners, if any, thereof, and (b) a limited partnership shall also be a "Subsidiary" if such Person and/or one or more of such Person's Subsidiaries own more than 50% of the equity interests owned by all general partners thereof.

            "Termination Date" shall mean the earlier of (a) [364 days after closing]__, 1999 or (b) the date on which the Commitment is terminated pursuant to Section 2.3(a)(i), 2.3(b) or 6.1 hereof.

      Section 1.4. Interpretation.

            Terms defined in the singular shall have a comparable meaning when used in the plural, unless otherwise defined in the plural. The words "hereof", "herein", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any portion or provision of this Agreement.

ARTICLE 2. LOANS

      Section 2.1. Amounts.

            Subject to the terms and conditions contained in this Agreement, the Bank agrees to make loans (each, a "Loan" and, collectively, "Loans") to the Borrower from time to time prior to the Termination Date in an aggregate principal amount not exceeding at any one time outstanding the lesser of the Commitment or the Borrowing Base; provided, however, that (a) the aggregate outstanding principal amount of all Specialist Loans shall not exceed the Specialist Borrowing Base and (b) the aggregate outstanding principal amount of all Non-Specialist Loans shall not exceed the Non-Specialist Borrowing Base. Prior to the Termination Date, the Borrower may use the Commitment by borrowing, repaying and reborrowing all in accordance with the terms and conditions of this Agreement.

      Section 2.2. Notice of Borrowing; Note.

            When the Borrower desires to borrow a Loan, it shall give the Bank irrevocable written or fax notice of its intention to borrow under this Article II not later than one hour before the Close of Business on the date of a proposed borrowing, specifying (a) the date of the proposed borrowing (which shall be a Business Day), (b) the amount to be borrowed (which shall be an integral multiple of $1,000,000), and (c) whether such borrowing is to be a Specialist Loan or a Non-Specialist Loan. The Loans shall be evidenced by the Note. The Note shall be dated the date of the first borrowing hereunder and shall be payable to the order of the Bank in the principal amount of the Commitment or the aggregate unpaid principal amount of all Loans made to the Borrower by the Bank, whichever is less. The date of each borrowing, the principal amount thereof and the aggregate principal amount of Loans outstanding thereunder may be recorded by the Bank on the schedule attached to the Note, but the failure of the Bank so to record shall not affect any of the Borrower's obligations and liabilities hereunder or under any other Loan Document. The aggregate unpaid principal amount of Loans set forth on such schedule shall, absent manifest error, be conclusive evidence of the principal amount owing and unpaid thereon.


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

      Section 2.3. Termination or Reduction of Commitment.

            (a) Borrower's Option.

            At the Borrower's option, and upon prior written or fax notice to the Bank at least five (5) Business Days prior to the end of any calendar quarter, the Borrower, without premium or penalty, may permanently, as of the first day of the immediately succeeding calendar quarter:

                  (i) terminate the Commitment upon payment in full of the Note, together with accrued interest thereon to the date of such payment and all fees and other amounts due the Bank hereunder and under the other Loan Documents; or

                  (ii) reduce the Commitment in integral multiples of $10,000,000 upon payment of an amount equal to the sum of:

                        (A) the excess, if any, of the then outstanding principal amount of the Note over the reduced Commitment; plus

                        (B) all accrued interest on such excess to the date of such payment.

Any notice of termination or reduction of the Commitment under this Section 2.3(a) shall specify that the Commitment is being terminated in full or reduced in part, the date of such termination or reduction (which shall be a Business
Day) and, in the case of a reduction, (x) the amount of the reduction and (y) the amount of the payment pursuant to Section 2.3(a)(ii)(A) hereof which is to be applied to Specialist Loans and/or Non-Specialist Loans (provided that if the Borrower does not make the specification required by this clause (y), such payment shall be applied first to the then aggregate outstanding principal amount of all Specialist Loans and, thereafter, to the then aggregate outstanding [ILLEGIBLE] of all Non-Specialist Loans).

            (b) Bank's Option.

            In the event that, in any period of ninety (90) [ILLEGIBLE] the Managing Directors shall cease to be Managing Directors, the [ILLEGIBLE] upon five (5) Business Days' prior written or fax notice to the [ILLEGIBLE] thirty
(30) days after the Bank has actual knowledge thereof, may [ILLEGIBLE] whereupon the Borrower shall pay to the Bank, on or prior to the [ILLEGIBLE] Commitment, the unpaid principal amount of the Note in full, [ILLEGIBLE] thereon to the date of such payment and all fees and other amounts [ILLEGIBLE] and under the other Loan Documents.

      Section 2.4. Increase of Commitment.

            If, after the date hereof, the NYSE allocates to the Borrower the right to make a market as a specialist (pursuant to the rules and regulations of the NYSE) in any additional security listed on the NYSE, the Borrower shall have the option (the "Option"), exercisable once during the term of this Agreement, to increase the Commitment by an amount which is equal to or less than 10% of the Commitment immediately prior to the Borrower's exercise


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

of the Option. If the Borrower desires to exercise the Option, it shall give the Bank at least three (3) Business Days' prior irrevocable written or fax notice of its intention to exercise the Option, which notice (a) shall specify the date (which shall be a Business Day on or after the day on which such allocation becomes effective) on which the Commitment is to be increased and the amount of the increase in the Commitment, and (b) shall be accompanied by (i) evidence satisfactory to the Bank and its counsel of such allocation by the NYSE (which evidence shall indicate the date of effectiveness of such allocation) and (ii) if the Borrower has theretofore executed and delivered to the Bank a Note, a new Note, duly executed by the Borrower, in the amount of the increased Commitment.

      Section 2.5. Use of Proceeds.

            The proceeds of the Loans shall be used by the Borrower (a) to finance the specialist security positions of the Borrower, (b) to finance the "purchasing" or "carrying" by the Borrower of "margin stock" other than specialist security positions (the terms "purchasing", "carrying" and "margin stock" being as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or (c) to reduce or retire a Loan outstanding hereunder.

      Section 2.6. Commitment Fee.

            The Borrower shall pay to the Bank on the last Business Day of each calendar quarter, commencing on the first such day following the date hereof, a commitment fee at the rate of .28125% per annum (calculated on the basis of a 360 day year for the actual number of days involved) on the average daily unused amount of the Commitment during the quarter (or portion thereof) ending on the date such payment is due. Any such fee payable with respect to the quarter in which the Commitment is terminated pursuant to Section 2.3(a)(i), 2.3(b) or 6.1 hereof shall be paid on the date of such termination.

      Section 2.7. Interest.

            Each Loan shall bear interest at a rate per annum equal to the Broker Rate, but in no event in excess of the maximum rate permitted by law. Interest shall be payable (a) monthly on the last Business Day of each month, commencing on the last Business Day of the month in which the initial Loan is made, and (b) at maturity. Notwithstanding the foregoing, all principal payments due on Loans which are in default shall bear interest, payable on demand, from the date of default until paid (whether before or after judgment) at a rate per annum equal to the Broker Rate plus two percent (2%). Interest shall be calculated on the basis of a 360 day year for the actual number of days involved. The interest rate shall change on the effective date of any change in the Broker Rate; provided, however, that the Bank shall have no obligation to notify the Borrower of such change in the Broker Rate.

      Section 2.8. Repayments; Rollovers.

            (a) Except as otherwise provided herein, each Loan shall be repaid by the Borrower before the Close of Business on such Loan's Maturity Date. Notwithstanding the foregoing sentence, and provided that no Default or Event of Default exists or would exist after giving effect thereto, the Borrower may request that a Loan be rolled over until not later than the Close of Business on the Business Day immediately succeeding the Maturity Date of such Loan by giving the Bank an irrevocable request therefor not later than one hour prior to the Close of Business on such Maturity Date. As promptly as practicable after the Bank decides, in its sole and absolute discretion, to roll over such Loan, the Bank shall give telephonic notice to such effect to the Borrower and the Maturity Date of such Loan shall be extended to the Close of Business on the immediately succeeding Business Day. Under no circumstance, however, will the Bank be obligated to roll over a Loan, even if the Collateral Value therefor is or is made sufficient pursuant to Section 2.8 (b) or (c), and the fact that a Loan has been rolled over shall not obligate the Bank to do so again and if for any reason or no reason a Loan is not rolled over, such Loan shall be due and payable by the Close of Business on its Maturity Date. As used in this Section, the term "rolled over" shall mean the making of a Loan the proceeds of which shall be used to repay the Loan made to the Borrower on the immediately preceding Business Day.

            (b) If, at any time, whether on or after a Borrowing Date, the outstanding principal balance of all Specialist Loans shall exceed the Specialist Borrowing Base, the Borrower shall repay the Specialist Loans in a sufficient amount (together with accrued interest on the amount repaid to the date of repayment) such that, after giving effect to such repayment, the outstanding principal balance of all Specialist Loans does not exceed the Specialist Borrowing Base; provided, however, that in lieu of making all or part of such repayment, the Borrower may, pursuant to the Security Agreement, grant to the Bank a security interest in and lien upon a sufficient number of Specialist Securities which are not, immediately prior to such grant, part of the Collateral such that, after giving effect to such grant and any simultaneous repayment of the Specialist Loans, the aggregate outstanding principal balance of the Specialist Loans does not exceed the Specialist Borrowing Base.

            (c) If, at any time, whether on or after a Borrowing Date, the outstanding principal balance of all Non-Specialist Loans shall exceed the Non-Specialist Borrowing Base, the Borrower shall repay the Non-Specialist Loans in a sufficient amount (together with accrued interest on the amount repaid to the date of repayment) such that, after giving effect to such repayment, the outstanding principal balance of all Non-Specialist Loans does not exceed the Non-Specialist Borrowing Base; provided, however, that in lieu of making all or part of such repayment, the Borrower may, pursuant to the Security Agreement, grant to the Bank a security interest in and lien upon a sufficient number of Non-Specialist Securities which are not, immediately prior to such grant, part of the Collateral such that, after giving effect to such grant and any simultaneous repayment of the Non-Specialist Loans, the aggregate outstanding principal amount of the Non-Specialist Loans does not exceed the NonSpecialist Borrowing Base.

            (d) Each determination by the Bank of the Non-Specialist Borrowing Base, the Specialist Borrowing Base and the Collateral Value shall be conclusive absent manifest error.

      Section 2.9. Payments.

            All payments hereunder, under the Note and under the other Loan Documents shall be made in federal or other immediately available funds. The Bank is hereby authorized to charge the Borrower's deposit account maintained at the Bank for each payment of interest and fees due hereunder and under the Note. If any payment under this Agreement or any other Loan Document becomes due and payable on a day other than a Business Day, the date of such payment shall be extended to the next succeeding Business Day, and interest thereon (to the extent permitted by law) shall be payable for the extended time.

      Section 2.10. Capital Adequacy.

            (a) In the event that the Bank shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount reasonably deemed by the Bank to be material, then, from time to time, the Borrower shall pay upon demand to the Bank such additional amount or amounts as will compensate the Bank for such reduction. In determining such amount or amounts, the Bank may use any reasonable averaging and attribution methods. The protection of this Section 2.10 shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

            (b) A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in Section 2.10(a) hereof shall be delivered to the Borrower and shall be conclusive absent manifest error.

            (c) The obligations of the Borrower under Section 2.10(a) hereof shall survive termination of the Commitment, this Agreement and the other Loan Documents and payment of the Note and all Loans.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

      Section 3.1. Representations and Warranties.

            The Borrower represents and warrants to the Bank as follows:

            (a) NYSE Member and Specialist. The Borrower is a member of the NYSE and is registered and acting as a specialist on the NYSE pursuant to the rules and regulations of the NYSE.

            (b) Subsidiaries. The Borrower has no Subsidiaries.

            (c) Good Standing and Qualification. The Borrower (i) is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has all requisite power and authority to own and operate its properties and to carry on its business as presently conducted, and (iii) is duly qualified to do business in, and is in good standing under the laws of, each jurisdiction where the character of the properties owned or leased by it or the transaction of its business makes such qualification necessary.

            (d) Partners in Borrower. Set forth on Schedule I attached hereto is a true and complete list of all partners (general and limited) in the Borrower.

            (e) Authority. The Borrower has all requisite power and authority
(i) to enter into this Agreement, (ii) to make the borrowings contemplated hereby, (iii) to grant to the Bank, pursuant to the Security Agreement, a security interest in and lien upon the Collateral, (iv) to execute and/or deliver this Agreement and each other Loan Document, and (v) to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper action.

            (f) No Consent. Except as set forth on Schedule 3.1(f), no consent or approval or the taking of any other action (including, without limitation, of or by partners of the Borrower or of or by the SEC, the NYSE or any other Governmental Authority) is required as a condition to (i) any borrowing hereunder, (ii) the grant to the Bank, pursuant to the Security Agreement, of a security interest in and lien upon any of the Collateral, (iii) the execution, delivery or performance of this Agreement or any other Loan Document, or (iv) the validity or enforceability of this Agreement or any other Loan Document.

            (g) Due Execution; Binding Agreements. This Agreement has been duly executed and delivered, and this Agreement constitutes, and each other Loan Document, when executed and delivered for value received, shall constitute, the valid and legally binding obligations of the Borrower, enforceable against the Borrower and each general partner in the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (h) Litigation. There are no actions, suits, investigations or administrative proceedings of or before any Governmental Authority, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its properties or assets, which (i) either in any case or in the aggregate, if adversely determined, could materially adversely affect the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower, (ii) question the validity or enforceability of this Agreement, any other Loan Document, or any action to be taken in connection with the transactions contemplated hereby and thereby, or (iii) seek (or are reasonably expected) to rescind, terminate, revoke, cancel, withdraw, suspend, modify or withhold any of the franchises, certificates, licenses, permits and other authorizations referred to in Section 3.1(o) hereof.

            (i) No Conflicting Law or Agreements. Neither any borrowing hereunder nor the grant to the Bank, pursuant to the Security Agreement, of a security interest in and lien upon any of the Collateral nor the execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (i) violates any provision of the Partnership Agreement, (ii) violates any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) violates or conflicts with, results in a breach of or constitutes (with notice or lapse of time or both) a default under, any agreement, mortgage, indenture or contract to which the Borrower is a party, or by which it or any of its properties or assets is bound, or (iv) results in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Borrower other than pursuant to the Security Agreement. The obligations of the Borrower hereunder constitute "Permitted Secured Debt" and "Senior Claims", as such terms are defined in the Note Purchase Agreements.

            (j) Taxes. The Borrower has timely filed all tax returns required to have been filed by it, and all federal, state, municipal, franchise and other taxes shown to be due and payable on such filed returns have been paid or have been reserved against, as required by generally accepted accounting principles, and the Borrower knows of no unpaid assessment against the Borrower.

            (k) Financial Statements. There has heretofore been delivered to the Bank the Financial Statements. Each of the Financial Statements fairly presents the financial condition, results of operations and/or changes in financial position of the Borrower as of the date and for the period referred to therein and has been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved.

            (1) Adverse Developments. Since December 31, 1997, there has been no material adverse change in the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower.

            (m) Existence of Assets and Title Thereto. The Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the Financial Statements (including, without limitation, the Collateral). Such properties and assets are not subject to any mortgage, pledge, lien, lease, encumbrance or charge except pursuant to the Security Agreement or as expressly permitted under the terms of this Agreement.

            (n) Regulations U and X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock", and the proceeds of the borrowings hereunder are not to be used and will not be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock" in contravention of Regulation U or X promulgated by the Board of Governors of the Federal Reserve System; the terms "purchasing", "carrying" and "margin stock" being as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

            (o) Licenses, Etc. The Borrower possesses all franchises, certificates, licenses, permits and other authorizations from the SEC, the NYSE and other Governmental Authorities, free from burdensome restrictions, (i) that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets or the conduct of its business, and (ii) the loss of possession of which would have a material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower. The Borrower is not in violation of any of such franchises, certificates, licenses, permits and other authorizations in any material respect.

            (p) Compliance. The Borrower is not in default with respect to any order, writ, injunction or decree of any court or of any Governmental Authority or official or, to the knowledge of the Borrower, in violation of any law, statute, rule or regulation to which it or any of its properties or assets is subject. The Borrower is not in default in the payment or performance of any of its obligations or in the performance of any material mortgage, indenture, lease, contract or other agreement to which it is a party or by which it or any of its properties or assets is bound.

            (q) Leases. The Borrower enjoys quiet and undisturbed possession under all leases under which it is operating, and all such leases are valid and subsisting and not in default.

            (r) Pension Plans. The PBGC has not made a determination that, with respect to any Plan of the Borrower, an event or condition has occurred which constitutes grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any such Plan.

            (s) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, and neither the entering into of this Agreement or any of the other Loan Documents nor the issuance of the Note nor the performance hereof or thereof nor any borrowing hereunder violates or will violate any provision of the Investment Company Act of 1940, as amended.

            (t) Security Interest. The Security Agreement grants and will grant to or for the benefit of the Bank a continuing security interest in and lien upon the Collateral. Such security interest and lien (i) constitutes and will constitute a valid and enforceable security interest and lien under the laws of the State of New York, (ii) is and will be entitled to all of the rights, benefits and priorities provided by applicable law, and (iii) is and will be superior and prior to the rights, now existing or hereafter arising, of all third persons, whether such rights result by way of mortgage, pledge, lien, security interest, encumbrance or otherwise. All such action as is necessary in law has been taken to establish and perfect the security interest of the Bank in, and its lien upon, the Collateral and to entitle the Bank to exercise all rights and remedies provided in the Security Agreement and under applicable law, and no filing, recording, registration or giving of notice or other action is required in connection therewith except such as have been made or given.

ARTICLE 4. CONDITIONS OF LENDING

      Section 4.1. Conditions to Effectiveness and the Initial Loan.

            This Agreement shall not be effective and the Bank shall have no obligation to make the initial Loan until the following conditions precedent have been fulfilled:

            (a) Note. The Bank shall have received the Note, duly executed by the Borrower.

            (b) Security Agreement. The Bank shall have received the Security Agreement, duly executed by the Borrower.

            (c) Evidence of Action and Formation. The Bank shall have received the following:

                  (i) Certified copies of all action (in form and substance satisfactory to the Bank) taken by the Managing Committee of LaB, as the general partner of the Borrower, to authorize the execution, delivery and/or performance of this Agreement and all other Loan Documents, the borrowings to be made hereunder, and the grant to the Bank, pursuant to the Security Agreement, of a security interest in and lien upon the Collateral and certifying that such actions have not been modified, rescinded or amended, and continue in full force and effect, setting forth the incumbency of the member or members of the Managing Committee of LaB who may sign the Loan Documents, including therein a signature specimen of such member or members, together with such other documents as the Bank shall reasonably require; and

                  (ii) True copies of the following:

      (A)   The Partnership Agreement;

      (B) The certificate of limited partnership of the Borrower (and all amendments thereto) which was filed pursuant to Section 91 of the New York Partnership Law as in effect prior to July 1, 1991;

      (C) Evidence as to the compliance by the Borrower with the publication requirement in Section 91(1)(b) of the New York Partnership Law as in effect prior to July 1, 1991;

      (D)   The certificates and statements filed by the Borrower pursuant to
            Section 121-202(a) of the New York Partnership Law as in effect on and after July 1, 1991;

      (E)   The LaB Agreement; and

      (F) The articles of organization (and all amendments thereto) which was filed by or with respect to LaB pursuant to Section 203 of the New York Limited Liability Company Law.

            (d) Opinion of Counsel. The Bank shall have received a favorable written opinion of Fulbright & Jaworski, counsel to the Borrower, dated not more than five (5) days prior to the date of this Agreement, satisfactory in form and substance to the Bank and Special Counsel and substantially in the form of Exhibit C attached hereto.

            (e) Daily Filing. The Bank shall have received a copy of the latest daily capital computation filing made by the Borrower with the NYSE.

            (f) Combination. The Bank shall have received a copy (certified by a member of the Managing Committee of LaB to be true and correct) of documents evidencing the consummation of the Combination which documents shall be substantially in the form of the drafts thereof previously submitted to the Bank.

      Section 4.2. Conditions to Each Loan.

            The obligation of the Bank to make any Loan (including the initial
Loan) is subject to the fulfillment of the following conditions:

            (a) Notice. The Bank shall have received the notice of borrowing specified in Section 2.2 hereof.

            (b) Perfected Security Interest. The Bank shall have received evidence reasonably satisfactory to the Bank and its counsel that (i) DTC has, by book entry, indicated that the Collateral has been credited to the Bank's account with DTC, (ii) the Bank has control (within the meaning of the Uniform Commercial Code as then in effect in the State of New York) in respect of all of the Collateral and (iii) the Bank has a perfected first priority security interest in and lien upon all of the Collateral.

            (c) Approval of Bank's Counsel. All legal matters incident to such Loan shall be satisfactory to counsel to the Bank.

            (d) Borrowing Base; Concentration Base. On the date of making of such Loan and after giving effect thereto, (i) the aggregate outstanding principal amount of all Specialist Loans shall not exceed the Specialist Borrowing Base, (ii) the aggregate outstanding principal amount of all Non-Specialist Loans shall not exceed the Non-Specialist Borrowing Base, (iii) the aggregate outstanding principal amount of all Loans shall not exceed the Borrowing Base, and (iv) the marked to market value of the Specialist Securities and/or Non-Specialist Securities of any one issuer which comprise part of the Collateral shall not exceed the Concentration Base.

            (e) Purpose Statement. The Bank shall have received a Federal Reserve Form U-1, duly executed by the Borrower prior to making the first Specialist Loan and prior to making each Non-Specialist Loan.

            (f) Compliance Certificate. (i) On the date of making of such Loan and after giving effect thereto, (A) the Borrower shall have complied, and shall then be in compliance, with all the terms, covenants and conditions of this Agreement and the other Loan Documents which are binding upon it, (B) there shall exist no Default or Event of Default, and (C) the representations and warranties contained herein and in the other Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made at the time of making of such Loan, and (ii) the Borrower shall have delivered to the Bank a certificate substantially in the form of Exhibit D attached hereto executed by the Borrower with respect to all of the foregoing.

            (g) LaB Certificate. The Bank shall have received a certificate substantially in the form of Exhibit E attached hereto, executed by LaB and dated the date of making of such Loan.

ARTICLE 5. COVENANTS

      Section 5.1. Affirmative Covenants.

            So long as the Borrower may borrow under this Agreement, and until payment in full of the Note and all amounts payable hereunder and under all other Loan Documents and performance of all other obligations of the Borrower hereunder and under all other Loan Documents, the Borrower will, unless the Bank shall otherwise consent in writing:

            (a) Net Capital. Maintain at all times a net capital (as defined in Rule 15c3-1(c)(2) promulgated by the SEC) of not less than $30,000,000.

            (b) Net Worth. Maintain at all times a net worth (computed as required for reporting on line 5 on page 5 of a FOCUS Report of the Borrower) of not less than $60,000,000.

            (c) Financial Statements. Furnish to the Bank the following:

                  (i) As soon as available but in no event more than ninety (90) days after the close of each fiscal year of the Borrower, the following financial statements of the Borrower, all in reasonable detail and in form satisfactory to the Bank:

                        (A) a balance sheet as of the close of such fiscal year;

                        (B) a statement of income and retained earnings to the close of such fiscal year;

                        (C) a statement of changes in capital accounts to the close of such fiscal year;

                        (D) a statement of cash flows for such fiscal year; and

                        (E) a copy of the detailed reports, if any, submitted by the Borrower's independent certified public accountants in connection with such financial statements.

Each of the foregoing financial statements (I) shall set forth in each case in comparative form the corresponding figures for the respective date or period for the preceding fiscal year, (II) shall be audited by Arthur Andersen LLP or such other firm of certified public accountants as shall be selected by the Borrower and shall be reasonably satisfactory to the Bank, (III) shall be certified by such accountants without qualification or limitation because of the restricted or limited nature of the examination made by such accountants, and (IV) shall be prepared in accordance with generally accepted accounting principles consistently applied.

                  (ii) As soon as available but in no event more than thirty
(30) days after the end of each fiscal quarter of each fiscal year of the Borrower, the Borrower's FOCUS Report for such fiscal quarter, all in reasonable detail and with the opinion thereon of the chief financial officer of the Borrower stating that such FOCUS Report presents fairly, in accordance with generally accepted accounting principles consistently applied, the financial condition and results of operations of the Borrower as at the end of and for such fiscal quarter (subject to year-end adjustments).

                  (iii) Not later than 10:30 A.M. (New York City time) on each day after the date of making of the initial Loan, a copy of the daily capital computation filing made by the Borrower with the NYSE on such day.

            (d) Certificates. Furnish to the Bank, (i) concurrently with each delivery of financial statements or reports under Section 5.1(c) hereof, a certificate of the chief financial officer of the Borrower stating whether a Default or an Event of Default has occurred, and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and (ii) concurrently with each delivery of financial statements or reports under Section 5.1(c)(i) hereof, a certificate of the certified public accountants who audited such financial statements stating whether in the course of the examination necessary for certifying such financial statements they obtained knowledge of any event which constitutes a Default or an Event of Default, and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate. In the event that any certificate furnished pursuant to this Section 5.1(d) shall state that a Default or an Event of Default has occurred and is continuing, such certificate shall be accompanied by a statement executed by the chief financial officer of the Borrower as to the action taken, being taken and proposed to be taken with respect to such Default or Event of Default.

            (e) Notice of Default or Event of Default. Furnish to the Bank promptly after the occurrence of each Default or Event of Default which is continuing, a written statement executed by the chief financial officer of the Borrower setting forth the details of such Default or Event of Default and the action which has been taken, is being taken and is proposed to be taken with respect thereto.

            (f) Notice of Litigation. Notify the Bank as soon as possible and in any event within ten (10) days after the commencement or threat of commencement of, and all developments with respect to, any action, suit, investigation or administrative proceeding against the Borrower or any of its properties which
(i) either alone or together with any other such action(s), suit(s), investigation(s) or administrative proceeding(s), if adversely determined, could materially adversely affect the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower, (ii) questions the validity or enforceability of this Agreement, any other Loan Document or any action to be taken in connection with the transactions contemplated hereby and thereby, or (iii) seeks (or may reasonably be expected) to rescind, terminate, revoke, cancel, withdraw, suspend, modify or withhold any of the franchises, certificates, licenses, permits and other authorizations referred to in Section 3.1(o) hereof. Each notice pursuant to this Section 5.1(f) shall specify in detail the nature of the action, suit, investigation or administrative proceeding and the damages or other relief sought, and shall be accompanied by a copy of the summons, complaint or other documentation served on the Borrower in connection with such action, suit, investigation or administrative proceeding.

            (g) Offices; Books and Records. (i) Keep and maintain at its own expense satisfactory and complete books of account and financial records, (ii) permit officers of the Bank (A) to visit and inspect any of the offices of the Borrower, (B) to examine its books, and (C) to discuss the affairs and accounts of the Borrower with the Borrower's employees and with the LaB Members, in each case at reasonable times, at reasonable intervals and upon reasonable advance notice, and (iii) furnish to the Bank such other information as it may reasonably request.

            (h) Taxes. Pay and discharge all taxes, assessments, governmental charges and levies upon the Borrower as and when they become due and payable, unless, and only to the extent that, such taxes, assessments, governmental charges and levies shall be contested in good faith and shall have been reserved against (as required by generally accepted accounting principles) by the Borrower.

            (i) Insurance. Maintain insurance with responsible insurance companies on such of its properties and assets in such amounts and against such risks as is customarily maintained by similar businesses.

            (j) Compliance With Laws. Comply or cause compliance in all material respects with all applicable laws, rules, regulations and ordinances affecting the Borrower or any of its properties or assets.

            (k) Licenses. Obtain and maintain any and all licenses, permits, franchises and other governmental authorizations (including, without limitation, from the SEC and the NYSE) that are necessary in any material respect for the ownership of its properties and assets and the conduct of its business and the loss of possession of which would have a material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower.

            (1) Existence. Maintain its existence as a New York limited partnership, and qualify and remain qualified to do business in each jurisdiction where the character of the properties owned or leased by it or the transaction of its business makes such qualification necessary.

            (m) Material Changes. Notify the Bank:

                  (i) Change in Structure. At least two (2) Business Days prior to the effective date of any change in the legal structure of the Borrower from a New York limited partnership to a corporation, joint venture, general partnership, limited liability company of other form of entity;

                  (ii) Loss of Specialist Position. Promptly (and in any event within ten (10) days after the Borrower knows or should have known thereof) if, for any reason whatsoever, the Borrower ceases to act as specialist (pursuant to the rules and regulations of the NYSE) with respect to any security theretofore allocated to the Borrower by the NYSE; and

                  (iii) Managing Directors. Promptly (and in any event within two (2) days after the Borrower knows or should have known thereof) if any Managing Director shall cease to be a Managing Director.

            (n) Organizational and Operative Documents of the Borrower. Notify the Bank promptly of any material modification, amendment or cancellation of the Partnership Agreement.

            (o) Additional and/or Substitute Collateral. If, at any time, the marked to market value of the Specialist Securities and/or Non-Specialist Securities of any one issuer which comprise part of the Collateral exceeds the Concentration Base, grant to the Bank, pursuant to the Security Agreement, a security interest in and lien upon, in addition to and/or in substitution for all or part of such Specialist Securities and/or Non-Specialist Securities, Specialist Securities and/or Non-Specialist Securities which are not, immediately prior to such grant, part of the Collateral such that, after giving effect to such grant, the marked to market value of the Specialist Securities and/or Non-Specialist Securities of any one issuer which comprise part of the Collateral does not exceed the Concentration Base.

            (p) Supplementary Documentation. Promptly upon the request of the Bank, execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be necessary or as may be reasonably requested by the

Bank to carry out more effectively the purposes of this Agreement and the other Loan Documents.

      Section 5.2. Negative Covenants.

            So long as the Borrower may borrow under this Agreement, and until payment in full of the Note and all other amounts payable hereunder and under all other Loan Documents and performance of all other obligations of the Borrower hereunder and under all other Loan Documents, the Borrower will not, unless the Bank shall otherwise consent in writing:

            (a) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness to the Bank pursuant to this Agreement or any other Loan Document, (ii) Indebtedness secured by the liens specifically permitted by clauses (iii) and (iv) of Section 5.2(b) hereof, (iii) Indebtedness, the payment of which is subordinated to the Borrower's Indebtedness to the Bank under this Agreement on terms approved by the NYSE,
(iv) additional Indebtedness not in excess of $5,000,000 in the aggregate, and
(v) accounts payable and other liabilities created in the ordinary course of business, but not including any Indebtedness incurred in connection with the borrowing of money or the acquisition of any asset (except as permitted under clause (iv) of this Section 5.2(a)).

            (b) Mortgages and Pledges. Create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any kind (including the charge on property purchased under conditional sales or other title retention agreements) upon, or any security interest in, the Collateral or any of the other properties or assets, whether now owned or hereafter acquired, of the Borrower, except for (i) liens under the Security Agreement, (ii) liens incidental to the conduct of the business of the Borrower or the ownership of its properties or assets not incurred in connection with the borrowing of money or the acquisition of any asset, and which in the aggregate do not materially detract from the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower, (iii) liens constituting purchase money mortgages, so long as each such lien secures only the Indebtedness incurred to purchase the property subject to such lien (provided that the total amount of Indebtedness secured by all such liens shall not exceed $250,000 outstanding at any one time), and (iv) liens in existence on December 31, 1997 as set forth in the Financial Statements (provided that the Indebtedness secured thereby shall not be extended, renewed or increased).

            (c) Merger, Consolidation and Acquisition of Assets. Enter into any merger or consolidation with, or acquire all or substantially all of the assets of, any Person.

            (d) Sale of Interests in Borrower. Sell, transfer, assign, convert or otherwise dispose of, or permit any sale, transfer, assignment, conversion or other disposition of, and partnership interest in the Borrower conveying an interest of more than 10% in the profits of the Borrower.

            (e) Contingent Liabilities. Except for the indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and repurchase agreements pertaining to U.S. Government securities entered into in the ordinary course of business with member banks of the Federal Reserve System or primary dealers in such securities (i) assume, guarantee, indorse, sell with recourse, contingently agree to purchase, discount, or otherwise become or remain liable with respect to any Indebtedness, obligation or other liability of any Person, or (ii) enter into any agreement for the purchase or other acquisition of any product, materials or supplies, or for transportation or for the payment for services, if in any such case payment therefor is to be made regardless of the non-delivery of the product, materials or supplies or the non-furnishing of the transportation or services, if, after giving effect to any of the transactions specified in clauses (i) and (ii) of this Section 5.2(e), [ILLEGIBLE] aggregate liability of the Borrower for all transactions specified in clauses (i) and (ii) of this Section 5.2(e) exceeds $5,000,000 during the term of this Agreement.

            (f) Transactions with Affiliates. Enter into any transactions ([ILLEGIBLE] without limitation, the purchase, sale or exchange of property or the rendering of any [ILLEGIBLE] with any Affiliate, except in the ordinary course of and pursuant to the reasonable [ILLEGIBLE] of its business and upon fair and reasonable terms no less favorable to the Borrower as [ILLEGIBLE] obtain in any arm's-length transaction with a Person not an Affiliate.

            (g) Formation of Subsidiaries. Form, acquire, or acquire an interest in any Subsidiary.

ARTICLE 6. EVENTS OF DEFAULT

      Section 6.1. Events of Default.

            If any one or more of the following events (each, an "Event of Default" and, collectively, "Events of Default") shall occur:

            (a) The principal amount due on a Loan is not paid on the Maturity Date of such Loan (unless such Loan is rolled over pursuant to Section 2.8); or

            (b) Any interest on a Loan, any facility fee, or any other amount (other than the principal amount of a Loan) payable hereunder or under any other Loan Document is not paid within five (5) days of the due date thereof; or

            (c) Default is made in the due observance or performance of any term, covenant or agreement contained in Section 2.8(a), 2.8(b), 2.8(c), 5.1(a), 5.1(b), 5.1(o) or 5.2 of this Agreement; or

            (d) Default is made in the due observance or performance of any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default continues unremedied for a period of thirty (30) days after the Bank shall have notified the Borrower thereof; or

            (e) Any representation, warranty or statement made herein, in any other Loan Document, in any certificate delivered pursuant to Section 4.2(f) or 4.2(g) hereof or in any financial statement, certificate, report or opinion delivered pursuant hereto or thereto proves to have been incorrect in any material respect when made; or

            (f) The Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, generally fails to pay its debts as they become due, files a voluntary petition under the Federal Bankruptcy Code (as now or hereafter in effect), is adjudicated bankrupt or insolvent, files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation of any jurisdiction, petitions or applies to any tribunal for any custodian, trustee, receiver, liquidator or fiscal agent for all or a substantial part of its properties or assets, or there is commenced against the Borrower any such case or proceeding, or the Borrower files any answer admitting or not contesting the material allegations of a petition filed against the Borrower in any such case or proceeding, or the Borrower seeks, approves, consents to or acquiesces in any such case or proceeding or in the appointment of any custodian, trustee, receiver, liquidator or fiscal agent of the Borrower for all or a substantial part of the property of the Borrower, or any of its partners shall take any action looking to the dissolution or liquidation of the Borrower; or

            (g) Any judgment against the Borrower, or any attachment, execution, levy or restraining notice against its property, for any amount in excess of $250,000 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days; or

            (h) Any proceeds of any of the Loans are used for a purpose which is not in accordance with the terms of this Agreement; or

            (i) The Borrower fails to obtain, renew, maintain or comply with any license, permit, franchise or other governmental authorization (including, without limitation, from the SEC or the NYSE) necessary for the ownership by the Borrower of any of its properties or assets or the conduct by the Borrower of its business as a specialist on the NYSE, the loss of possession of which could have a material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower, or any such license, permit, franchise or other governmental authorization is rescinded, terminated, revoked, cancelled, withdrawn, suspended, modified or withheld or ceases to be in full force and effect; or

            (j) Obligations of the Borrower (other than its obligations hereunder) for the payment of borrowed money in an aggregate amount in excess of $250,000 (i) become or are declared to be due and payable prior to the stated maturity thereof or such maturity is accelerated, or (ii) is not paid when due or within any grace period for the payment thereof; or

            (k) There shall occur any default in the performance or observance of any other term, condition or agreement contained in any obligation referred to in Section 6.1(j) hereof or in any agreement relating thereto, or any other event or condition shall occur, if the effect of such default, event or condition is to cause, or permit the holder or holders of such obligation to cause, such obligation to become due prior to its stated maturity; or

            (l) The PBGC makes a determination that there has occurred an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan of the Borrower; or

            (m) Any of the Collateral is subjected to any security interest, lien, charge or other encumbrance (other than pursuant to the Security Agreement or as permitted by this Agreement or any other Loan Document) or to attachment, levy or execution or to any other judicial process, which is not removed, stayed or bonded within thirty (30) days of such an occurrence; or

            (n) Any Person (other than the Bank) exercises or attempts to exercise any judgment, lien, mortgage, pledge, hypothecation, security interest, charge or other encumbrance or any right or interest in or to any of the Collateral, unless any such exercise or attempted exercise is contested in good faith and the Borrower shall have set aside adequate reserves to the extent required by generally accepted accounting principles; or

            (o) The Security Agreement shall for any reason, except to the extent permitted thereby, cease to create, or the Bank (for any reason other than termination or release by the Bank) shall cease to have, a valid, enforceable and perfected first priority security interest in the Collateral or any portion thereof; or

            (p) Without the prior written consent of the Bank, either (i) the LaB Agreement is modified, amended or cancelled or (ii) any membership interest in LaB is sold, transferred, assigned, converted or otherwise disposed of if, in either case, after giving effect thereto, (x) the membership interest in LaB of any LaB Member increases or decreases by five percentage points or more, (y) any Person acquires ten percent (10%) or more of the membership interests in LaB, or
(z) the ability, power or authority of the Borrower to borrow hereunder, to grant to the Bank, pursuant to the Security Agreement, a security interest in and lien upon any of the Collateral or to pay or perform any of its obligations and liabilities hereunder or under any other Loan Document would be materially adversely affected;

then, upon the happening of any of the foregoing Events of Default which shall be continuing, all obligations of the Bank to make further Loans shall terminate and the Loans and the Note and all amounts payable pursuant to each Loan Document shall become immediately due and payable upon written or fax declaration to that effect given by the Bank to the Borrower; provided, however, that upon the occurrence of any Event of Default specified in Section 6.1(f) hereof, all obligations of the Bank to make further Loans shall automatically terminate, and the Loans and the Note and all amounts payable pursuant to each Loan Document shall automatically become immediately due and payable. The Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Bank may proceed to enforce its rights, whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Note or any other Loan Document, or in aid of the exercise of any power granted in this Agreement, the Note or any other Loan Document, or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Bank may have by reason of the occurrence of any Event of Default.

ARTICLE 7. OTHER PROVISIONS

      Section 7.1. Release of Collateral.

            If requested by the Borrower, the Bank shall, at the Borrower's expense, release from the Bank's security interest and lien pursuant to the Security Agreement such of the Collateral as the Borrower may request the Bank to so release, provided that (a) the Borrower makes such request in writing to the Bank not less than one (1) Business Day prior to the requested date of release, specifying the requested date of release (which shall be a Business
Day) and the Collateral to be released, and (b) at the time of, and after giving effect to, such release, (i) the aggregate outstanding principal amount of all Specialist Loans shall not exceed the Specialist Borrowing Base, (ii) the aggregate outstanding principal amount of all Non-Specialist Loans shall not exceed the Non-Specialist Borrowing Base, (iii) the aggregate outstanding principal amount of all Loans shall not exceed the Borrowing Base, and (iv) the marked to market value of the Specialist Securities and/or Non-Specialist Securities of any one issuer which comprise part of the Collateral shall not exceed the Concentration Base.

      Section 7.2. Expenses and Indemnification.

            (a) The Borrower agrees to pay (i) all out-of-pocket expenses of the Bank (including reasonable fees and expenses of Special Counsel) incurred in connection with the development, preparation and execution of the Loan Documents and any amendments of or supplements thereto, and (ii) all expenses (including reasonable fees and expenses of the Bank's counsel) incidental to the enforcement of the rights of the Bank under any provisions of this Agreement, the Note and the other Loan Documents.

            (b) The Borrower shall indemnify and hold harmless the Bank and its officers, directors, employees, affiliates, agents and controlling Persons (each, an "Indemnified Party") from and against (i) all documentary, stamp and other similar taxes, levies, imposts and other charges of any nature imposed by any taxing authority by reason of the execution and delivery of this Agreement, the Note or any other Loan Document, and (ii) any and all losses, claims, damages and liabilities to which any such Indemnified Party may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to this Agreement, the Note, any other Loan Document, the credit facility (including the use and intended use of the proceeds thereof) contemplated hereby, the performance by the Borrower of its obligations under this Agreement, the Note or any other Loan Document, the consummation of the transactions contemplated hereby and thereby, or any related transaction, whether or not any Indemnified Party is a party thereto, and to reimburse each Indemnified Party upon demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent arising from the willful misconduct or gross negligence of such Indemnified Party.

            (c) The obligations of the Borrower under this Section 7.2 shall survive termination of the Commitment, this Agreement and the other Loan Documents and payment of the Note and all Loans.

      Section 7.3. Covenants to Survive.

            All covenants, agreements, warranties and representations made herein, in the Note, in all other Loan Documents and in all certificates or other documents delivered in connection herewith or therewith shall survive the advances of money made by the Bank to the Borrower hereunder and the delivery of the Note.

      Section 7.4. Binding Agreement.

            All covenants, agreements, warranties and representations made herein, in the Note, in all other Loan Documents and in all certificates or other documents delivered in connection herewith or therewith shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and permitted assigns, whether or not so expressed, except that the Borrower may not assign or transfer any of its rights or delegate any of its duties under this Agreement or any other Loan Document without the prior written consent of the Bank, and any attempted assignment, transfer or delegation without such consent shall be null and void.

      Section 7.5. Amendments and Waivers.

            Neither this Agreement nor the Note nor any other Loan Document nor any term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto.

      Section 7.6. No Waiver.

            No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder or under any other Loan Document shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power.

      Section 7.7. Notices.

            Except as otherwise provided herein, all notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by first class registered or certified mail or delivered personally to the respective parties to this Agreement as follows:

      The Borrower:

      LaBRANCHE & CO.
      One Exchange Plaza
      New York, New York 10006
      Attention: Steven C. Berger

      with a copy to

      Fulbright & Jaworski L.L.P.
      666 Fifth Avenue
      New York, New York 10103
      Attention: Jeffrey M. Marks, Esq.

      The Bank:

      THE BANK OF NEW YORK
      One Wall Street
      New York, New York 10286
      Attention: Enrique A. Rivera
                 Vice President

All such notices, requests, consents, demands and other communications shall be effective upon receipt (in the case of personal delivery) or, if mailed, 3 Business Days after the day of deposit in the mails, except that the notices to the Bank under Article II hereof shall not be effective until received by the Bank. The Bank may, without the necessity of independent investigation, rely on any notice which the Bank believes to be genuine and to have been given or signed by a Person authorized to do so.

      Section 7.8. Section Headings.

            Section and subsection headings have been inserted herein for convenience of reference only and shall not be construed as part of this Agreement.

      Section 7.9. Severability.

            Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision of this Agreement, any other Loan Document, or any other document delivered in connection herewith or therewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

      Section 7.10. Entire Agreement.

            All Exhibits and Schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the Exhibits and Schedules attached hereto embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof.

      Section 7.11. Consent to Jurisdiction; Service of Process; Waiver of Trial by Jury.

            (a) The Borrower hereby (i) agrees that any suit, action or proceeding with respect to this Agreement and/or any other Loan Document, or the subject matter hereof or thereof, may be brought in the state courts of the State of New York or in the United States District Court for the Southern District of New York, in each case sitting in New York County, (ii) irrevocably submits to the nonexclusive jurisdiction of the aforesaid courts with respect to any such suit, action or proceeding, and (iii) waives, to the extent permitted by applicable law, and agrees not to assert, in any such suit, action or proceeding, by way of motion, as a defense or otherwise, any claim that (A) it is not personally subject to the jurisdiction of the aforesaid courts, (B) except as required by applicable law, its property is exempt or immune from attachment or execution, (C) any such suit, action or proceeding brought in one of the aforesaid courts is brought in an inconvenient forum, (D) the venue of any such suit, action or proceeding brought in one of the aforesaid courts is improper, or (E) this Agreement or any other Loan Document, or the subject matter hereof or thereof, may not be enforced in or by any such court.

            (b) The Borrower hereby irrevocably consents to the service of process of any of the courts specified in Section 7.11(a) hereof in any suit, action or proceeding with respect to this Agreement or any other Loan Document, or the subject matter hereof or thereof, by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address specified in Section 7.7 hereof.

            (c) Nothing contained in this Section 7.11 shall affect the right of the Bank to serve process in any other manner permitted by law, or to commence proceedings or otherwise proceed against the Borrower in any other jurisdiction.

            (d) THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY CONNECTED TO, THIS AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF.

      Section 7.12. Governing Law.

            This Agreement and the other Loan Documents are being delivered, and are intended to be performed, in the State of New York and shall be construed and enforceable in accordance with, and governed by, the laws of the State of New York other than those relating to conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                    LaBRANCHE & CO.

                                    By: LaB Investing Co. L.L.C.
                                    General Partner

                                    By: /s/ Steven C. Berger
                                        ----------------------------------
                                    Name:   STEVEN C. BERGER
                                          --------------------------------
                                    Title:  MANAGING DIRECTOR
                                           -------------------------------


                                    THE BANK OF NEW YORK

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title:
                                           -------------------------------

      Section 7.12. Governing Law.

            This Agreement and the other Loan Documents are being delivered, and are intended to be performed, in the State of New York and shall be construed and enforceable in accordance with, and governed by, the laws of the State of New York other than those relating to conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                    LaBRANCHE & CO.

                                    By: LaB Investing Co. L.L.C.
                                    General Partner

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title:
                                           -------------------------------


                                    THE BANK OF NEW YORK

                                    By: /s/ Enrique A. Rivera
                                        ----------------------------------
                                    Name:   ENRIQUE A. RIVERA
                                          --------------------------------
                                    Title:  VICE PRESIDENT
                                           -------------------------------

                                 AMENDMENT NO. 1

      AMENDMENT NO. 1 (this "Amendment"), dated as of June 23, 1999, to the Credit Agreement (the "Credit Agreement") dated as of June 26, 1998, and to the Security Agreement (the "Security Agreement") executed and delivered therewith, each by and among LaBranche & Co., a New York limited partnership (the "Borrower") and The Bank of New York, (the "Bank")

                                    RECITALS

      I. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

      II. The Borrower has requested that the Credit Agreement be amended to the extent and in the manner set forth below and the Bank is agreeable to such amendment subject to the terms and conditions hereof.

      Accordingly, in consideration of the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Section 1.3 of the Credit Agreement is amended by restating in their entirety the following definitions:

      "Commitment" shall mean $100,000,000, as the same may be (a) reduced from time to time pursuant to Section 2.3(a)(ii) hereof and/or increased pursuant to
Section 2.4 hereof.

      "Special Counsel" shall mean Bryan Cave LLP.

      "Termination Date" shall mean June 23, 2000.

      2. Section 3.1 is amended by adding the following subsection at the end thereof:

            (u) Year 2000. Any reprograniming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interact) and the testing of all such systems and equipment, as so reprogrammed, is expected to be completed in October of 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including


                                      1 -
reprogramming errors and the failure of others' systems or equipment) is not expected to result in a Default or have a material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower are and, with ordinary course upgrading and maintenance, are expected to continue for the term of this Credit Agreement to be, sufficient to permit the Borrower to conduct its business as presently conducted without a material adverse change in the business, prospects, operations, properties, assets or condition (financial or otherwise) of the Borrower.

      3. Section 5.1 of the Credit Agreement is amended to restate in their entirety subsections (a) and (b) thereof as follows:

      (a) Net Capital. Maintain at all times a net capital (as defined in Rule 15c3-1(c)(2) promulgated by the SEC) of not less than $75,000,000.

      (b) Net Worth. Maintain at all times a net worth (computed as required for reporting on item 5, line 3530 of a FOCUS Report of the Borrower) of not less than $100,000,000.

      4. Schedule 3.1(d) is amended in its entirety to read as set forth in
Schedule 3.1(d) attached hereto.

      5. The date contained in the third line of the first paragraph of the Security Agreement is amended to read "June 26, 1998".

      6. This Amendment shall not be effective until such date as the Borrower and the Bank shall have executed and delivered this Amendment.

      7. On and as of the date hereof the Borrower hereby (a) reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder, (b) agrees and admits that it has no defenses to or offsets against any such obligation, (c) represents and warrants that no Default has occurred and is continuing, and that each of the representations and warranties made by it in the Loan Documents is true and correct with the same effect as though such representation and warranty had been made on such date, and (d) agrees to pay the reasonable fees and disbursements of Special Counsel in connection with this Amendment.

      8. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document contained


                                      2 -
herein shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

      9. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one amendment. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

      10. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED
TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN THOSE RELATING TO CONFLICT OF LAWS.


                                      3 -

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     LaBRANCHE & CO.
                                     By LaB Investing Co. L.L.C.
                                     Its General Partner


                                     By: /s/ LaBranche
                                        ------------------------------
                                     Name: GML LaBranche IV
                                          ----------------------------
                                     Title: Sr. Managing Dir.
                                           ---------------------------

                                      THE BANK OF NEW YORK

                                      By: /s/ Enrique A. Rivera
                                         ---------------------------------
                                      Name: Enrique A. Rivera
                                           -------------------------------
                                      Title: Vice President
                                            ------------------------------

                                 SCHEDULE 3.1(d)

                              PARTNERS IN BORROWER

General Partner

LaB Investing Co. L.L.C.


Limited Partners

Gerard T. Cleary
Hilary R. Geary Trust
Lauren M. Behn
John R. Redmod
Louis V. Henston
Robert N. Westerlund
Richard E. Crisco
James J. Boyle
Jane R. Rosenau Trust B
Dennis J. Stack
Joseph L. Gitterman I
Robert J. Vadala
Estate of Joseph L. Bruce
Kathryn Gallagher
Kevin J. Gallagher Trust
Jane R. Rosenau Trust A
David A. Gallagher Trust
Caputo Children's Trust